SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NANOMETRICS INCORPORATED

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NANOMETRICS INCORPORATED

1550 Buckeye Drive

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NANOMETRICS INCORPORATED, a Delaware corporation. The meeting will be held on Tuesday, May 24, 2016, at 9:00 a.m. local time, at our Corporate Headquarters located at 1550 Buckeye Drive, Milpitas, California 95035 for the following purposes:

1.	To elect the Board’s six nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified.
2.	To approve, on an advisory basis, the compensation of Nanometrics' named executive officers, as disclosed in this proxy statement.
3.	To approve an amendment and restatement of our 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the 2003 Employee Stock Purchase Plan by 500,000 shares.
4.

To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Nanometrics for its fiscal year ending December 31, 2016.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 30, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on
May 24, 2016, at 1550 Buckeye Drive, Milpitas, California 95035.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com

By Order of the Board of Directors

/s/ Bruce C. Rhine
Bruce C. Rhine
Chairman of the Board of Directors

Milpitas, California
April 4, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card that may be mailed to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NANOMETRICS INCORPORATED

2016 ANNUAL MEETING OF STOCKHOLDERS

NANOMETRICS INCORPORATED

1550 Buckeye Drive

Milpitas, California 95035

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Nanometrics Incorporated is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 11, 2016, to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 21, 2016.

How do I attend the annual meeting?

The meeting will be held on Tuesday, May 24, 2016, at 9:00 a.m., local time, at our Corporate Headquarters located at 1550 Buckeye Drive, Milpitas, California 95035. Directions to the annual meeting may be found on our website www.nanometrics.com by clicking on “Contact” then “Map & Local Driving Directions.” Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 30, 2016, will be entitled to vote at the annual meeting. On this record date, there were 24,371,657 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 30, 2016, your shares were registered directly in your name with Nanometrics' transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card (if you have received one), or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner Shares Registered in the Name of a Broker or Bank

If on March 30, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of six directors;
•	Advisory approval of the compensation of Nanometrics' named executive officers, as disclosed in this proxy statement in accordance with SEC rules;
•

Approval of an amendment and restatement of our 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the 2003 Employee Stock Purchase Plan by 500,000 shares; and

•

Ratification of appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the  independent registered public accounting firm of Nanometrics for its fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or "Abstain" from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy over the telephone, or vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and you will receive a ballot when you arrive.
•

To vote using a proxy card, you may request a proxy card and simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope that will be provided with the proxy card. If you return your signed proxy card to us before the annual meeting we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 23, 2016, to be counted.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 23, 2016, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Nanometrics. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 30, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares,  the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director, “For” the advisory approval of executive compensation. “For” the amendment and restatement of our 2003 Employee Stock Purchase Plan and “For” the ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Nanometrics for its fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to Nanometrics’ Secretary at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2016, to Nanometrics’ Secretary at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035. If the date of our 2017 annual meeting is changed by more than 30 days from the one year anniversary of the date of the 2016 annual meeting, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by December 12, 2016, to Nanometrics’ Secretary at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035. If we set the date of our 2017 annual meeting to a date more than 30 days from the one year anniversary of the date of our 2016 annual meeting, then the deadline for receipt of stockholder proposals will be no later than the close of business on the later of 120 calendar days in advance of the 2017 annual meeting or ten days following the date on which we first publicly announce the date of the 2017 annual meeting. You are also advised to review Nanometrics’ Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3 and 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the six nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.  However, the Board of Directors has adopted a Majority Vote Policy, pursuant to which any director-nominee that is elected but fails to receive more “For” votes than “Withheld” votes must submit his/her resignation for consideration by the

Board. The Board will then decide whether to accept the director’s resignation. Details of the Majority Vote Policy are set out below under “Corporate Governance - Voting for Directors - Majority Vote Policy.”

Proposal No. 2, advisory approval of  the compensation of Nanometrics’ named executive officers, will be considered to be approved if it receives “For” votes from the holders of  a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal No. 3, approval of an amendment and restatement of our 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the 2003 Employee Stock Purchase Plan by 500,000 shares, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal No. 4, ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Nanometrics for its fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 24,371,657 shares outstanding and entitled to vote. Thus, the holders of 12,185,829 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2016 annual meeting of stockholders, unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, each of whom has been nominated by the Board of Directors and is currently a director of Nanometrics.

The Board of Directors currently has six members. All current directors are standing for election at the 2016 annual meeting. The nominees were recommended by the Nominating and Governance Committee of the Board of Directors. All of the nominees named below with the exception of Mr. Seams were previously elected as directors by our stockholders. Mr. Seams was identified by and recommended to the Nominating and Governance Committee as a member of our Board of Directors by the CEO.

If the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. We do not have any reason to believe that any of the nominees will be unable or will decline to serve as a director. Directors are elected by a plurality of the votes of the holders of shares present in person or by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Pursuant to our Majority Vote Policy, if a nominee for director receives a greater number of “Withhold” votes than “For” votes, that director shall promptly tender to the Nominating and Governance Committee his/her offer of resignation. Within 90 days following certification of the stockholder vote, the Committee shall recommend to the Board the action to be taken with respect to such offer of resignation, and the Board shall consider and act upon the Committee’s recommendation. Unless marked otherwise, the proxy holders will vote proxies returned to us for the nominees named below.

Director Nominees

Set forth below is information regarding each of our directors, including their ages, as of April 6, 2016, the periods during which they have served as a director, and certain information as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

J. Thomas Bentley, 66, has served as a director since April 2004. Mr. Bentley served as a Managing Director at SVB Alliant (formerly Alliant Partners), a mergers and acquisitions firm, from 1990, when he co-founded the firm, until October 2005. Mr. Bentley currently serves on the board of directors of Rambus, Inc., a chip interface technology company. Mr. Bentley holds a B.A. degree in Economics from Vanderbilt University and a Master of Science in Management from the Massachusetts Institute of Technology. Mr. Bentley’s extensive knowledge of the capital markets, strategic planning and mergers and acquisitions from his experience at SVB Alliant provides expertise to the Board in matters regarding Nanometrics’ capital requirements and strategic direction.

Edward J. Brown, Jr., 58, has served as a director since February 2013. Mr. Brown was the Chief Executive Officer of Cymer Light Source, following the merger of Cymer, Inc. with ASML Holding Ltd.  Mr. Brown served as President and Chief Operating Officer of Cymer, Inc. from September 2005 until the May 2013 merger with ASML. From 1984 to 2005, Mr. Brown was employed at Applied Materials, Inc. where he held numerous high-level management positions including group vice president and senior advisor to the president, vice president and general manager of the Intel business unit, as well as managing director heading up their largest product division, global operations. Prior to Applied Materials Inc., Mr. Brown held key engineering positions at TRW Corporation and Burroughs Corporation. Mr. Brown is a member of SEMI North American Advisory Board. Mr. Brown received a master’s degree in business administration from National University and a bachelor’s degree in industrial studies from San Diego State University. Mr. Brown’s qualifications to serve as a director include his 30 years of experience in the semiconductor equipment industry and his extensive senior executive management experience.

Bruce C. Rhine, 58, has served as our Chairman of the Board of Directors since July 2007 and as a director since July 2006. From July 2006 to February 2008, Mr. Rhine served as our Chief Strategy Officer. From March 2007 to August 2007, Mr. Rhine served as our Chief Executive Officer. From 2000 to 2006, Mr. Rhine served as Chairman and Chief Executive Officer of Accent Optical Technologies, Inc. and as its President from January 2003 to April 2005 and from August 2000 to September 2001. Mr. Rhine holds a B.S. degree in Chemical Engineering and an M.B.A. in Finance from The Pennsylvania State University. In addition to his experience from his prior senior management service to Nanometrics, Mr. Rhine brings extensive industry knowledge and executive management experience to the Board.

Christopher A. Seams, 53, has served as a director since August 2015. Mr. Seams is currently the Chief Executive Officer of Deca Technologies, a position he has held since 2013, where he is responsible for the overall management of the business. Prior to Deca Technologies, Mr. Seams served as executive vice president of sales and marketing at Cypress Semiconductor, where he is responsible for the overall sales and marketing function of the business, and prior to that held various technical and operational management positions in its manufacturing, development and operations. Prior to joining Cypress in 1990, he worked in process development for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams also serves on the Board of Directors of Tessera Technologies, Inc. Mr. Seams earned his bachelor's degree in electrical engineering from Texas A&M University and his master's degree in electrical and computer engineering from the University of Texas at Austin. Mr. Seams is a senior member of the Institute of Electrical and Electronics Engineers.  The Board believes that Mr. Seams brings extensive management, sales and marketing, and engineering experience in the semiconductor industry to his role as a member of the Board.

Timothy J. Stultz, Ph.D., 68, has served as President, Chief Executive Officer and director of Nanometrics Incorporated since August 2007. Dr. Stultz has more than 30 years of executive management experience. Prior to joining Nanometrics, Dr. Stultz was President and Chief Executive Officer of Imago Scientific Instruments Corporation, a supplier of proprietary 3-D atom probe microscopes to the research, materials and microelectronics industries; President and Chief Executive Officer for ThauMDx, a developer of diagnostic systems for the healthcare industry; and Vice President and General Manager of Veeco Instruments' Metrology and Instrumentation Business.  Dr. Stultz, previously served as a member of the board of directors of Tessera Technologies, Inc.  Dr. Stultz received his B.S., M.S. and Ph.D. in Materials Science and Engineering from Stanford University.  In addition to his institutional knowledge as the executive leader of Nanometrics, Dr. Stultz’s scientific background and significant senior executive management experience in high tech industries is important to the Board.

Christine A. Tsingos, 57, has served as a director since May 2014. Ms. Tsingos is currently the Executive Vice President and Chief Financial Officer of Bio-Rad Laboratories. In 2002, Ms. Tsingos was named Bio-Rad’s Chief Financial Officer; in 2003, she became Vice President and in 2012, she was named Executive Vice President. Bio-Rad designs, manufactures and distributes a broad range of innovative products and solutions for the global life science and clinical diagnostic markets. Prior to Bio-Rad, Ms. Tsingos held executive positions at Autodesk, The Cooper Companies, and Attest Systems. Prior to that, Ms. Tsingos was a consultant to Attest Systems from 2000 to 2002. She earned her bachelor of arts in International Studies from the American University in Washington D.C. and an M.B.A in International Business from the George Washington University. In 2010, Ms. Tsingos was awarded the prestigious Bay Area CFO of the Year. Ms. Tsingos' qualifications to serve as a director include over 25 years of financial and operational experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

Board Structure

Bruce C. Rhine serves as the Chairman of the Board and Timothy J. Stultz, Ph.D. serves as the President, Chief Executive Officer and a director of Nanometrics. We believe that having a separate Chairman and Chief Executive Officer is appropriate and is consistent with corporate governance best practices. From July 2006 to February 2008, Mr. Rhine served as our Chief Strategy Officer, and from March 2007 to August 2007, Mr. Rhine served as our Chief Executive Officer. Because of his previous roles with Nanometrics, Mr. Rhine is intimately familiar with Nanometrics’ business and industry, and very capable of effectively identifying strategic priorities, leading discussions of the Board of Directors and defining Nanometrics’ strategic objectives. The Board of Directors determined that Mr. Rhine became an independent member of the Board effective February 2011 under the NASDAQ Listing Rules due to the passage of time subsequent to his previous management role with Nanometrics. Dr. Stultz, as the Chief Executive Officer, is the individual selected by the Board of Directors to manage Nanometrics on a day-to-day basis, and his prior experience and direct involvement in Nanometrics’ operations allows him to provide valuable insights with respect to strategic planning and the operational requirements to meet Nanometrics’ short- and long-term objectives. Nanometrics’ independent directors bring experience, oversight and expertise from outside the company and industry.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing Nanometrics’ strategic plans and objectives, including oversight of the principal risk exposures of the company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the company. The Audit Committee assists the Board in oversight and monitoring of the legal and financial risks facing Nanometrics, and management's approach to addressing these risks and strategies for risk mitigation. The Audit Committee is also responsible for discussing guidelines and policies governing the process by which management and other persons responsible for risk management, assess and manage Nanometrics’ exposure to risk, as well as Nanometrics’ major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with Nanometrics’ management and independent auditors. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board addresses, at least annually, the principal current and future risk exposures of Nanometrics. The Board receives regular reports from members of senior management on areas of material risk to Nanometrics, including operational, financial, legal and regulatory, strategic and reputation risks.

Board of Directors Meetings and Committees

The full Board of Directors met six times during the fiscal year ended December 26, 2015. During the fiscal year ended December 26, 2015, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served. The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Directors are encouraged to attend the annual meeting of stockholders. All members of the Board of Directors then in office attended the 2015 annual meeting of stockholders.

The Board of Directors has determined that all of its directors meet the independence requirements of the NASDAQ Stock Market, with the exception of Timothy J. Stultz, Ph.D., due to his position as our President and Chief Executive Officer.

Audit Committee

The Audit Committee of the Board of Directors oversees our financial reporting, our internal audit and control functions, the results and scope of the annual audit and quarterly reviews conducted by our independent registered public accounting firm, and our compliance with legal matters that may have a significant impact on our financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the engagement of, and to review and approve fee arrangements with, our independent registered public accounting firm. The Audit Committee also monitors transactions between Nanometrics and our officers and directors for any potential conflicts of interest and assists the Board of Directors in its risk oversight role.

During the 2015 fiscal year, the Audit Committee consisted of Christine A. Tsingos (Chair), J. Thomas Bentley and Bruce C. Rhine until August 2015, after which it consisted of Christine A. Tsingos (Chair), J. Thomas Bentley, Bruce C. Rhine and Christopher

A. Seams. The Board of Directors has determined that each member of our Audit Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission and the Listing Rules of NASDAQ, and has the qualifications or previous experience to be able to read and understand financial statements. Further, the Board of Directors has determined that each of Ms. Tsingos, Chair of the Audit Committee, and Mr. Bentley qualify as an “audit committee financial expert,” as such term is used in the Securities and Exchange Commission rules.

The Audit Committee met six times during the 2015 fiscal year.

The report of the Audit Committee is included at the end of the “Corporate Governance” section of this Proxy Statement. The Board of Directors has adopted a written Audit Committee Charter, which is available on our website at http://investor.nanometrics.com/governance.cfm.

Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving our executive officer compensation, including incentive compensation, benefit, severance, equity-based and other compensation plans, policies and programs. During the 2015 fiscal year, the Compensation Committee reviewed and approved our compensation policies and programs for the chief executive officer, as well as established and had oversight responsibility with regard to the compensation of other executive officers of Nanometrics. The Compensation Committee also has the responsibility to recommend to the Board of Directors a compensation program for non-employee members of the Board.

The Compensation Committee is also responsible for approving the grant of stock options and stock awards to our employees under our equity compensation plans. The Compensation Committee has delegated to Nanometrics’ officers the authority, within certain parameters, to approve the grant of stock options and restricted stock units, or RSUs, with respect to employees and consultants who are not executive officers for purposes of Section 16 of the Exchange Act. The Compensation Committee also assists the Board of Directors in assessing the risks, if any, associated with Nanometrics’ overall compensation policies. Although the Compensation Committee has not done so to date, the Compensation Committee may, to the extent permitted under applicable law, the rules of NASDAQ and the Securities and Exchange Commission, and Nanometrics’ Certificate of Incorporation and Bylaws, form and delegate its authority to a subcommittee, when appropriate, including delegating to a subcommittee consisting solely of independent, non-employee, outside directors to make grants of stock options or RSUs to executive officers and directors, provided that such grants are presented to the full Compensation Committee for approval at the following Compensation Committee meeting.

During the 2015 fiscal year, the Compensation Committee consisted of Stephen G. Newberry (Chair), J. Thomas Bentley, and Edward J. Brown Jr. until May 2015, after which it consisted of Edward J. Brown Jr. (Chair), J. Thomas Bentley and Christine A. Tsingos. Mr. Newberry did not stand for re-election in 2015. Each current member of our Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. The Board of Directors has determined that each of the directors serving on our Compensation Committee is “independent” within the meaning of the Listing Rules of NASDAQ as currently in effect.

The Compensation Committee met five times during the 2015 fiscal year.

The Compensation Committee Report is included under the caption “Compensation Committee Report” of this Proxy Statement. The Board of Directors has adopted a written Compensation Committee Charter, which is available on our website at http://investor.nanometrics.com/governance.cfm.

Compensation Committee Processes and Procedures. Typically, the Compensation Committee meets at least quarterly, and with greater frequency, if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Nanometrics, as well as authority to obtain, at the expense of Nanometrics, advice and assistance from internal and external legal, accounting or other advisers and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee typically makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and approves annual performance objectives, at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Nanometrics’ compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. As discussed further in the Compensation Discussion and Analysis below, for executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement than any adviser be independent.

During the past fiscal year, the Compensation Committee engaged Compensia, Inc. as its compensation consultant. Compensia has advised the committee for several years and is very familiar with the industry and geographies in which Nanometrics operates. The Compensation Committee requested that Compensia:

•	evaluate the efficacy of Nanometrics’ existing compensation strategy and practices in supporting and reinforcing Nanometrics’ long-term strategic goals;
•	assist in refining Nanometrics’ compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	provide market information to assist Compensation Committee in establishing 2015 executive compensation.

As part of its engagement, the Compensation Committee requested that Compensia develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The Committee instructed Compensia to select comparator companies similarly sized and in the same or closely related industry to that of Nanometrics using factors such as, but not limited to, revenue size, market capitalization, and number of employees. At the request of the Compensation Committee, Compensia also provided information regarding the labor markets in which Nanometrics competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee made its independent determinations regarding the compensation of Nanometrics’ executive officers. These decisions are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in identifying and qualifying candidates to join the Board of Directors and addresses various governance issues. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size and needs of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In addition, candidates for director nominees are typically reviewed in the context of the current composition of the Board, the operating requirements of Nanometrics, the current needs of the Board, and the long-term interests of stockholders, with the goal of maintaining a balance of knowledge, experience and capability. In the event those vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider recommending various potential candidates to fill such vacancies. Candidates may come to the attention of the Nominating and Governance Committee through its current members, stockholders or other persons. Pursuant to the Nominating and Governance Committee charter, the Committee will consider properly submitted stockholder recommendations for nominations for candidacy. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at our principal offices. Nominees may also be submitted directly by stockholders in accordance with Nanometrics’ Bylaws as discussed under “Questions and Answers About These Proxy Materials and Voting - When are stockholder proposals and director nominations due for next year’s annual meeting?” above. Although the Nominating and Governance Committee does not have a formal policy regarding stockholder recommendations for director nominees because the Board of Directors has an open policy regarding communications with stockholders and has not deemed it necessary to develop a formal policy regarding recommendations for director nominations by stockholders, the Nominating and Governance Committee intends to consider director candidates properly submitted by stockholders under the same criteria as candidates recommended by directors or others.

The Nominating and Governance Committee has no specific minimum qualifications for director candidates. In general, however, persons considered for Board of Directors positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict or appear to conflict with the interests of Nanometrics and be willing and able to commit the necessary time for Board of Directors and committee service. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Nanometrics’ stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time.

The Nominating and Governance Committee also recommends to the Board of Directors certain guidelines regarding corporate governance and standards regarding the independence of outside directors applicable to Nanometrics and reviews such guidelines and standards and the provisions of the Nominating and Governance Committee charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any legal or regulatory requirements of NASDAQ and the Securities and Exchange Commission. The Nominating and Governance Committee also monitors the Board of Directors, and Nanometrics’ compliance with any commitments made to our regulators and changes in corporate governance practices.

The Nominating and Governance Committee does not have a stated policy with regard to diversity of the Board of Directors. However, the Committee believes that Board members should represent a balance of diverse backgrounds and skills, including marketing, finance, manufacturing, engineering, science, and international experience.

During the 2015 fiscal year, the Nominating and Governance Committee consisted of Bruce C. Rhine (Chair), Stephen G. Newberry, and Edward J. Brown Jr. until May 2015, after which it consisted of Bruce C. Rhine (Chair), Edward J. Brown Jr. and Christopher A. Seams. Mr. Newberry did not stand for reelection in May 2015. The Board of Directors has determined that each of the directors serving on our Nominating and Governance Committee is “independent” within the meaning of the Listing Rules of NASDAQ.

The Nominating and Governance Committee met four times in the 2015 fiscal year.

The Board of Directors has adopted a written Nominating and Governance Committee Charter, which is available on our website at http://investor.nanometrics.com/governance.cfm.

Voting For Directors – Majority Vote Policy

If a nominee for director in an uncontested election receives a greater number of “Withhold” votes for election than “For” votes (“Majority Withheld Vote”), that director must promptly tender to the Board his or her offer of resignation. If a director receives a Majority Withheld Vote, our Nominating and Governance Committee (or such other committee as the Board may appoint) shall make a recommendation to the Board, which will decide whether to accept or reject the resignation previously tendered by such director.

The Board must act on the tendered resignation, taking into account the recommendation of such committee, within 90 days from the date of the certification of the election results. The director whose resignation is under consideration is not permitted to participate in the recommendation of the committee or deliberations of the Board with respect to his or her resignation. However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute less than a majority of directors, all directors may participate in the action regarding whether to accept the resignation offers. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, must fill any resulting vacancy or decrease the size of the Board.

Stockholder Communication Policy

We have established a formal process for stockholders to send communications to the Board of Directors or to individual directors. The names of all directors are available to stockholders in this Proxy Statement. Stockholder communications may be submitted in writing to Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035, Attention: Office of the Secretary. If we receive any stockholder communication intended for the full Board of Directors or any individual director, we will forward the communication to the full Board of Directors or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. We post our Code of Business Conduct and Ethics on our website at: http://investor.nanometrics.com/governance.cfm. If Nanometrics makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Nanometrics will promptly disclose the nature of the amendment or waiver on its website

Stock Ownership Guidelines

We have a stock ownership policy that establishes for our non-employee directors and executive officers guidelines for minimum levels of stock ownership in the company by 2019 or within five years of their appointment to the Board of Directors, or hire date, whichever is later. The stock ownership guidelines are as follows:

•	For non-employee directors, ownership of stock with a value equal to three times the annual Board retainer;
•	For our Chief Executive Officer, ownership of stock with a value equal to three times his annual base salary; and
•	For each other executive officer, ownership of stock with a value equal to his or her annual base salary.

Related Person Transaction Policy

Nanometrics has a written policy regarding related party transactions that requires that the Audit Committee review any transaction or series of transactions in excess of $50,000 in any year between Nanometrics, on the one hand, and an officer, director or 5% or greater stockholder, on the other. Nanometrics’ Chief Financial Officer has the responsibility for bringing the facts concerning a proposed related party transaction to the Audit Committee. The policy permits approval only in the event of a finding that the transaction is on terms no less favorable than would have been obtained in an ordinary arms-length transaction with an independent third party.

Report of the Audit Committee of the Board of Directors*

The Audit Committee reviews Nanometrics' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. Nanometrics' independent auditors are engaged to audit and report on the conformity of our financial statements to accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management the audited financial statements of Nanometrics for the year ended December 26, 2015. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that our audited financial statements as of and for the year ended December 26, 2015, be included in our Annual Report on Form 10‑K for the fiscal year ended December 26, 2015, for filing with the United States Securities and Exchange Commission.

The Audit Committee

Christine A. Tsingos (Chair)

J. Thomas Bentley

Bruce C. Rhine

Christopher A. Seams

*

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Nanometrics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of Nanometrics common stock as of February 26, 2015, by each director, by each of the named executive officers, by all directors and executive officers as a group, and by all persons known to Nanometrics to be the beneficial owners of more than 5% of Nanometrics stock. Unless otherwise indicated, all persons and entities have sole voting and investment power over the shares reported. As of the close of business on February 26, 2016, there were 24,319,428 shares of common stock outstanding.

	Amount and Nature of Beneficial Ownership (1) Shares
Name Of Beneficial Owner – Principal Stockholders	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Franklin Resources, Inc. (2)	3,264,267	13.4%
Royce & Associates, LLC (3)	2,644,266	10.9%
Waddell & Reed Financial, Inc. (4)	2,598,950	10.7%
BlackRock, Inc. (5)	2,398,770	9.9%

Name Of Beneficial Owner – Directors And Officers	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Bruce C. Rhine (6)	829,121	3.4%
J. Thomas Bentley (7)	49,307	*
Edward Brown Jr.	13,095	*
Christine A. Tsingos	6,165	*
Christopher A. Seams	—	—
Timothy J. Stultz, Ph.D. (8)	422,620	1.7%
Jeffrey Andreson	10,840	*
Janet Taylor	—	—
S. Mark Borowicz, Ph.D. (9)	11,856	*
Kevin Heidrich (10)	84,333	*
All executive officers and directors as a group (10 persons) (11)	1,427,337	5.8%

* Less than 1 percent

(1)

As determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Information with respect to principal stockholders is obtained from Schedules 13G and 13G/A and except as indicated in the footnotes below, is as of February 26, 2016, and does not reflect changes, if any, since that date.

(2)

According to a Schedule 13G/A filed with the SEC on February 9, 2016, reporting beneficial ownership as of December 31, 2015, each of Franklin Resources, Inc. ("FRI"), Charles B. Johnson and Rupert H. Johnson has no voting or investment power over any of these shares but may be deemed to be the beneficial owner of these shares of common stock. Franklin Advisers, Inc. has sole voting and investment power over 3,221,167 of these shares. The address of FRI, Mr. Johnson, Mr. Johnson and Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, CA 94403. Each of these entities disclaim beneficial ownership of these shares.

(3)

According to a Schedule 13G/A filed with the SEC on January 19, 2016, reporting beneficial ownership as of December 31, 2015, Royce & Associates, LLC has sole voting and investment power over all of these shares. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(4)

According to a Schedule 13G/A filed with the SEC on February 12, 2016, reporting beneficial ownership as of December 31, 2015, Waddell & Reed Financial Inc. has sole voting and investment power over all of these shares.  Ivy Investment Management Company has sole voting and investment power over 1,467,958 of these shares and each of Waddell & Reed Investment Management Company, Waddell & Reed Financial Services, Inc. and Waddell & Reed, Inc. has sole voting and investment power over 1,130,992 of these shares.  The voting and investment power held by Ivy Investment Management Company and Waddell & Reed Investment Management Company is direct, and the sole voting and investment power held by the other entities is indirect.  The address of each of these entities is 6300 Lamar Avenue, Overland Park, KS 66202.

(5)

According to a Schedule 13G/A filed with the SEC on January 27, 2016, reporting beneficial ownership as of December 31, 2015, BlackRock, Inc. has sole voting power with respect to 2,345,871 of these shares and sole investment power over all of these shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(6)	Includes 27,080 shares that may be acquired by exercise of stock options within 60 days of February, 26, 2016. Mr. Rhine has indirect beneficial ownership over 1,428 shares owned by his spouse.
(7)	Includes 14,066 shares that may be acquired by exercise of stock options within 60 days of February, 26, 2016.
(8)	Includes 304,583 shares that may be acquired by exercise of stock options or vesting of restricted stock units or performance stock units within 60 days of February 26, 2016.
(9)	Includes 5,208 shares that may be acquired by exercise of stock options or vesting of restricted stock units within 60 days of February 26, 2016.
(10)	Includes 64,146 shares that may be acquired by exercise of stock options or vesting of restricted stock units within 60 days of February 26, 2016.
(11)

Includes 415,083 shares that may be acquired by exercise of stock options or vesting of restricted stock units within 60 days of February 26, 2016, including those reflected in footnotes 6 through 10 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish Nanometrics with copies of all Section 16(a) forms that they file. Nanometrics assists our executive officers and directors in the preparation and filing of Forms 4, and generally files the Forms 4 on behalf of our directors and executive officers using the powers of attorney given to certain executive officers of Nanometrics by our executive officers and directors delegating the authority to make the filings. Based solely on our review of the copies of such form received by us or written representations from certain reporting persons, we believe that our executive officers, directors and greater than 10% stockholders have complied with all applicable filing requirements except as follows: each of Timothy Stultz, Jeffrey Andreson and S. Mark Borowicz reported a grant of restricted stock units he received on a Form 4 which was filed late; and Bruce Rhine reported the gift of stock he made on a Form 5 which was filed late.

EXECUTIVE COMPENSATION

2015 Compensation Discussion and Analysis

Philosophy and Objectives

Nanometrics’ named executive officer compensation program is intended to enable us to attract, retain and motivate key executives and to align their interests with those of the stockholders by tying executive compensation to our short-term and long-term performance. The Compensation Committee acts on behalf of the Board of Directors and, by extension, on behalf of our stockholders, to establish, implement and continually monitor adherence to our compensation philosophy. The Compensation Committee’s philosophy is to design a compensation package that balances the need for alignment between the interests of executive officers and stockholders in terms of producing short-term and long-term enhanced stockholder value, while achieving retention and motivation through appropriate incentives, taking into account both internal equity and external market information relative to our industry and size. The Compensation Committee designs the executive compensation program with the goal of providing total compensation to our named executive officers that is competitive and consistent with our compensation philosophy.

The Compensation Committee’s principal objectives are to: (a) develop, recommend and approve compensation packages that are consistent with our philosophy; (b) link executive compensation to the achievement of financial, management or other performance goals and; (c) support our culture and core values by promoting equity among the executive team and maintaining the competitiveness of our overall compensation when compared with external opportunities.

Philosophy and Objectives Applied

The Compensation Committee relied on an independent outside compensation consulting firm, Compensia, our human resources department, and (other than with respect to himself) our Chief Executive Officer (“CEO”) to provide information and recommendations to establish specific compensation packages for our named executive officers for the 2015 fiscal year that ended December 26, 2015.

Our executive compensation packages for the 2015 fiscal year included three primary components – base salaries, cash bonus award opportunities and long-term equity incentive awards. Other elements of compensation include limited perquisites, other benefits (including retirement, health, and welfare benefits), and severance arrangements. The Compensation Committee considered the three primary components individually and in the aggregate to assess their competitiveness and effectiveness in retaining our executives and motivating them to create short-term and long-term enhanced stockholder value.

In the Compensation Committee’s review of our named executive compensation for the 2015 fiscal year, the Compensation Committee considered publicly available market data for companies that typically include similarly-sized semiconductor and semiconductor capital equipment or similar firms for each executive in a like or similar role. For the 2015 fiscal year, Compensia recommended that the Compensation Committee approve modifications to the group of peer companies for conducting compensation analysis from proxies to better reflect our size and business. The Compensation Committee considered the following factors:

•	primary focus on semiconductor and semiconductor equipment companies, and secondary focus on hardware companies;
•	revenues;

•	market capitalization; and
•	several other factors including profitability, growth and revenues relative to market capitalization.

A number of companies were removed from the peer group companies used in our 2014 fiscal year analysis (Ambarella, Inc., Intermolecular, Inc., Lattice Semiconductor Corp., PLX Technology, Inc., Silicon Image, Xcerra Corporation (formerly LTX Credence Corporation) and Zygo Corporation) because they no longer fit within our criteria. A number of companies (Axcelis Technologies, Inc., Cascade Microtech, Inc., Exar Corporation, Mattson Technology, Inc., and Ultratech, Inc.) were added to our 2015 fiscal year analysis because these companies better reflect the criteria described above. Our peer group companies considered for the 2015 fiscal year are listed below.

2015 Fiscal Year Peer Group Companies
Axcelis Technologies, Inc.	Form Factor, Inc.
Cascade Microtech, Inc.	Mattson Technology, Inc.
Cohu, Inc.	Maxwell Technologies Inc.
Electro Scientific Industries, Inc.	Rudolph Technologies Inc.
Exar Corporation	Ultratech, Inc.
FARO Technologies, Inc.

The companies above were selected because they operate in our industry or similar industries, are comparable to Nanometrics based on both survey data and proxy data, revenues ($50 million to $300 million), and/or market capitalization ($100 million to $1 billion). Compensia gathered data with respect to base salary, target bonus awards and all equity awards, including stock options and restricted stock units (“RSUs”). We generally do not gather data regarding employee benefits such as 401(k) or health care coverage normally available to broad groups of employees. Compensia is charged with gathering the market data and assisting in informing the Compensation Committee using their marketplace expertise and the market data gathered.

While the market data may identify a certain percentile of the market in which we operate with regard to base salary, bonus or long-term incentives, the Compensation Committee did not target any specific percentile but instead looked at each element as compared to the total targeted cash package and the various components, in light of the desired results, internal equity and the information provided, and then decided if a change to compensation was warranted or not. The Compensation Committee also consulted with our Chief Executive Officer with respect to the appropriate compensation for the executives who reported to him: Mr. Andreson, our Chief Financial Officer; Ms. Taylor, our General Counsel; Dr. Borowicz, our Senior Vice President, Product & Field Operations Group; and Mr. Heidrich, our Senior Vice President, Applications and Strategy. The Chief Executive Officer reviewed the experience and qualifications, and performance of our executives using the elements and framework described under “2015 Executive Compensation Components” below, and made recommendations to the Compensation Committee about the structure of the overall compensation program and individual compensation arrangements. This framework provided a guide for the Compensation Committee’s deliberations and recommendations regarding proposals for base salary, bonus opportunities and long-term equity incentive awards for each executive position. The Compensation Committee considered those factors that are controllable by management such as expenses and cash, account penetration and long-term stockholder value delivery and others that are less within management control such as revenue, which is subject to the short-term industry cycles and the timing of customer capital spending cycles. The Compensation Committee did not apply formulas or assign specific mathematical weights to the peer group data or any of the factors or elements of compensation discussed above, but rather exercised its business judgment and discretion to make a subjective determination of both the amounts of compensation as well as the distribution of compensation among the various components, after considering all of these measures collectively. The Compensation Committee then came to a conclusion based on the framework outlined above to approve an appropriate compensation package for each executive.

2015 Executive Compensation Components

For the 2015 fiscal year, the principal components of compensation for our named executive officers, Drs. Stultz and Borowicz, Messrs. Andreson, and Heidrich, and Ms. Taylor, were:

•	Base salary;
•	Bonus;
•	RSU grants; and
•	Retirement and other benefits.

The Compensation Committee has chosen these components because it believes that each supports achievement of one or more of our compensation objectives, and that together they will be effective in this regard. The use of each compensation component is based on a determination by the Compensation Committee of the importance of each compensation objective in supporting our business and talent strategies. These components are commonly used for executives at companies within our peer group and, therefore, the Compensation Committee finds these to be appropriate in our talent retention strategy. The Compensation Committee’s determination varies for each executive officer depending on a number of factors, including but not limited to, scope of his or her responsibilities, leadership skills and values, and individual performance. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination after considering all of these measures collectively.

Base Salary

Base salaries serve as the foundation of Nanometrics’ compensation program. Other executive compensation elements, including annual short-term cash incentives and long-term equity incentives, are derived by weighing them against base salary. Nanometrics provides named executive officers with base salaries to compensate them for services rendered during the fiscal year and sets base salaries at levels which the Compensation Committee believes will effectively attract and retain top talent. The Compensation Committee determines base salaries for each named executive officer based on his or her experience, position and responsibility, as well as the contribution that he or she brings to Nanometrics through performance. During its annual review of base salaries for executives, the Compensation Committee primarily considers:

•	the salaries of executive officers in similar positions at our peer group companies as discussed in the above section titled “Philosophy and Objectives Applied”;
•

our financial performance over the past year based upon the ability to achieve Board-approved financial metrics including revenue targets, operating income targets and other operating results metrics; and

•

the individual performance of each named executive officer, his or her duties and areas of responsibility on a subjective basis, which may include, among other things: span of control; ability to influence, manage and produce results that increase the profitability of Nanometrics; and ability to streamline and create efficiencies in the organization.

The Compensation Committee considers salary levels annually as part of our performance review process as well as upon a promotion or other change in job responsibility. The Compensation Committee reviews and determines salaries after reviewing salary data supplied by Compensia, which uses peer comparison groups, as well as consideration of the compensation for our executives on a company-wide basis, based on their relative duties and responsibilities and the recommendations of our Chief Executive Officer as it relates to the executives who report to him. Stock price performance has not been a direct factor in determining annual base salary compensation because the price of our common stock is subject to a variety of factors outside of our control. The Compensation Committee also considered comparisons of peer group compensation to peer group performance provided by Compensia. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination regarding each executive's base salary after considering all of these measures collectively.

For fiscal year 2015, based on all of the data considered, the Compensation Committee exercised its business judgment and discretion to make a subjective determination regarding each named executive officer's 2015 base salary as set forth in the table below. These reflected annual increases from 2014 with the exception of Mr. Andreson, whose salary remained unchanged, and Ms. Taylor who was hired in 2015.

Named Executive Officer	Annual Base Salary Approved for Fiscal Year 2015	Year-Over-Year Percentage Increase Represented by Fiscal Year 2015 Base Salary
Dr. Timothy J. Stultz President, Chief Executive Officer and Director	$493,370	2.9%

Jeffrey Andreson Chief Financial Officer	$330,000	n/a

Janet Taylor(1) General Counsel	$270,000	n/a

Dr. S. Mark Borowicz Senior Vice President, Product & Field Operations Group	$292,000	4.0%

Kevin Heidrich Senior Vice President, Applications and Strategy	$255,000	7.6%

(1)	Ms. Janet Taylor became our General Counsel on July 2015.

Bonus

The Compensation Committee views cash bonuses as part of its performance-based compensation program designed to align the recipient’s interests with our annual goals and objectives and our stockholders’ interests. At our 2012 annual meeting of stockholders, the stockholders approved the Executive Performance Bonus Plan (the “Plan”). Within the parameters of the Plan, the Compensation Committee established the 2015 Executive Performance Bonus Program (the “2015 Bonus Program”). The 2015 Bonus Program is intended to motivate senior executives to achieve short-term and long-term corporate objectives relating to the performance of Nanometrics or one of its business units as established by the Compensation Committee of the  Board of Directors and to reward them when those objectives are achieved, thereby tying performance to stockholder value. Bonuses would be triggered upon our achievement of target metrics determined by the Compensation Committee.

As part of the 2015 Bonus Program, the Compensation Committee established the following target bonus opportunities:

Named Executive Officer	Target Bonus Opportunity (as a % of annual base salary)
Dr. Timothy J. Stultz	100%
Jeffrey A. Andreson	60%
Janet Taylor	45%
Dr. S. Mark Borowicz	50%
Kevin Heidrich	45%

Target bonus opportunities for each executive officer are reviewed and determined by the Compensation Committee after considering bonus award data supplied by Compensia, which uses peer comparison groups, as described under the section titled “Philosophy and Objectives Applied” above, as well as consideration of the compensation for our executives based on their relative duties and responsibilities. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination regarding each executive's target bonus opportunity after considering all of these measures collectively.

For Dr. Stultz and Mr. Andreson, 100% of the target bonus opportunity was based upon overall company financial performance objectives recommended by the CEO and approved by the Compensation Committee. For Ms. Taylor, 70% of the target bonus opportunity was based upon overall company financial performance objectives recommended by the CEO and approved by the Compensation Committee, while the remaining 30% was based on individual management objectives recommended by the CEO and approved by the Compensation Committee. For Dr. Borowicz and Mr. Heidrich, 50% of the target bonus opportunity was based upon overall company financial performance objectives recommended by the CEO and approved by the Compensation Committee, while the remaining 50% was based on individual management objectives recommended by the CEO and approved by the Compensation Committee.

The maximum award that an executive could receive under the 2015 Bonus Program was two times the target bonus opportunity. Achievement of the bonus opportunity tied to the overall company performance for the 2015 Bonus Program was determined based on annual Revenues and Non-GAAP Operating Margin.  The 2015 Bonus Program provided that Annual Revenue of $190 million and Non-GAAP Operating Margin of 5% resulted in funding at 100% of the company performance component of Total Target Bonus. The formula for determining the actual company performance component was the product of (i) achieved Non-GAAP Operating Margin, plus 2, divided by 7 and (ii) $190 million in annual Revenues divided by actual annual Revenues achieved. The company performance factor would be zero when Non-GAAP Operating Margin is greater than or equal to 0%. For the 2015 Bonus Program, Non-GAAP Operating Margin was defined as Operating Income/(Loss) as reported in accordance with generally accepted accounting principles in the United States, plus amortization of intangible assets, and any unusual charges, such as restructurings, litigation or acquisition charges, divided by Annual Revenues.

For Ms. Taylor, Dr. Borowicz and Mr. Heidrich, a portion of their bonus was tied to the achievement of individual management objectives. For Ms. Taylor, her individual management objectives related to updating and improving internal processes and documentation.  For Mr. Borowicz, his individual management objectives related to (i) improved operating efficiencies, including reducing ship-to acceptance cycles for product sales, and improving the order booking process, (ii) developing and introducing new products, and (iii) other organization-wide development goals.  For Mr. Heidrich, his individual management objectives related to (i) improved operating efficiencies, (ii) developing new application use cases and (iii) the development of product and market roadmaps.

For fiscal year 2015, based on achieved Revenues and Non-GAAP Operating Income, and based on the achievement of the management objectives for each of Ms. Taylor, Dr. Borowicz and Mr. Heidrich, the Compensation Committee approved the following bonus amounts for the named executive officers:

Named Executive Officer	Approved Bonus under 2015 Bonus Program
Dr. Timothy J. Stultz	$468,702
Jeffrey Andreson	$188,100
Janet Taylor	$60,995
Dr. S. Mark Borowicz	$151,110
Kevin Heidrich	$105,742

Long-Term Incentive Compensation

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of Nanometrics’ stockholders and our employees, particularly our executive officers, and serve to motivate executives to make decisions that will, in the long run, optimize returns to our stockholders. Equity compensation plans also enable us to provide an opportunity for increased equity ownership by executives, thereby increasing the link between the incentives of our executives and the interests of our stockholders, and maintain competitive levels of total compensation. Each year the Compensation Committee considers incentive and retention needs, market competitiveness and industry and business conditions to make its subjective determination of the appropriate balance of RSUs, which provide a more predictable value; and Performance Stock Units, or PSUs, which provide predictable value to the extent pre-defined performance metrics are achieved. The company has not granted stock options since 2014. The Compensation Committee considered both the broader market environment and the individual equity profile of each executive in awarding all Named Executive Officers RSUs for 2015, and awarding the CEO PSUs for 2015.

Restricted Stock Unit Grants. All of the executives received RSU awards during the 2015 fiscal year. The Compensation Committee believes that RSUs, which increase in value as the market price of our common stock increases, both encourage our executives to work toward the longer term goal of creating stockholder value and provide retention value. RSUs align the interests of our executives to the interests of our stockholders because an executive that holds RSUs is exposed to the same market risks to which our stockholders are exposed. RSU award levels for 2015 were determined based on an analysis of peer group data related to the size of equity awards as described under our section “Philosophy and Objectives Applied” above, including relevant factors such as peer group competitive data. The Compensation Committee did not benchmark to a specific target percentile, but instead considered proposed RSU awards in the context of each executive’s cash and total compensation package. In addition, the Compensation Committee considered other factors when determining each executive’s RSU award, including: the level of resulting alignment with the interests of our stockholders; such executive’s position within the organization and the appropriate level of equity compensation for such position relative to others in the organization’s hierarchy; such executive’s contributions to our financial, operational and general performance; our stock price; and the value of such awards based on the company’s currency stock price. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination regarding whether to grant, and the size of grants of RSUs to each executive.

Performance Stock Unit Grants. Our CEO received a PSU award during the 2015 fiscal year, which vests based upon our company’s stock price compared to a peer group over the same period. In March 2015, after consultation with Compensia and some of our major investors, the Compensation Committee modified its practices by granting to our CEO 50% of his annual equity incentive in the form of performance stock units (“PSUs”), in addition to the 50% previously granted in the form of RSUs that will vest based on the passage of time only.  The PSUs granted in 2015 will vest over one, two and three years based on the relative performance of our stock price during those periods, compared to the top 30 companies in the Philadelphia Stock Exchange Semiconductor Sector Index at the beginning of the performance periods.  The PSU award level for our CEO in 2015 was determined based on an analysis of peer group data related to the size of equity awards as described under our section “Philosophy and Objectives Applied” above, including relevant factors such as peer group competitive data. The Compensation Committee did not benchmark to a specific target percentile, but instead considered the proposed PSU award in the context of the CEO’s cash and total compensation package.  The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination regarding whether to grant, and the size of the grant, of the PSUs.

Our Compensation Committee grants equity awards under our 2005 Equity Incentive Plan to the named executive officers and other employees as incentive compensation. The Compensation Committee meeting schedule is determined several months in advance, and, therefore, proximity of any award date to a material news announcement or a change in our stock price, if any, is coincidental. We do not backdate equity awards or make equity awards retroactively. In addition, we do not coordinate our equity grants to precede announcements of favorable information or follow announcements of unfavorable information. Equity awards are priced using the closing market price of the common stock on the date of grant.

Other Elements of Compensation

All Nanometrics employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan, medical, dental and vision insurance, employee stock purchase plan, as well as our life and disability insurance policy. Nanometrics’ 401(k) Plan and other generally available benefits programs allow us to remain competitive for employee talent, and we believe that the availability of these benefits programs generally enhances employee productivity and loyalty to Nanometrics. The main objectives of Nanometrics’ benefits programs are to give employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, all in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual named executive officer’s total compensation or equity award package

Perquisites

Nanometrics provides certain named executive officers with a limited number of perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. Although the Compensation Committee seeks the advice of the human resources department on general market competitiveness for these benefits, it does not use a formal benchmarking process. The aggregate incremental costs to Nanometrics of these perquisites are included in the Summary Compensation Table in the “All Other Compensation” column. Dr. Stultz receives a car allowance. All named executives officers are eligible to participate in an Executive Healthcare Reimbursement plan that provides for reimbursement of usual and customary costs that may not be covered under the medical, dental and eye care plans available to all other Nanometrics employees; actual amounts reimbursed are included in the Summary Compensation Table as “All Other Compensation.”

Severance Benefits

The Compensation Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of Nanometrics and its stockholders. Accordingly, the Compensation Committee has taken steps to encourage the continued attention, dedication and continuity of members of our management to their assigned duties without the distraction that may arise from the potential termination of employment. Specifically, we have entered into agreements with our five named executive officers providing for severance payments and benefits, consisting of cash severance, accelerated vesting of equity awards and continued health care benefits, upon a termination of employment without cause or resignation for good reason in connection with a “change in control” of Nanometrics, as described in greater detail below in the section titled “Employment

Contracts and Termination of Employment and Change-in-Control Arrangements.” Nanometrics entered into these agreements with Dr. Stultz in 2010; and with Mr. Andreson in 2014. In May 2015, these agreements were superseded and replaced with new agreements, which Nanometrics entered into with Dr. Stultz, Mr. Andreson, Dr. Borowicz and Mr. Heidrich; and with Ms. Taylor in July 2015 when she was hired.

When entering into these agreements, the Compensation Committee analyzed data and suggestions from Compensia as well as our human resources department, which information includes comparing such amounts against our peer group. However, the Compensation Committee did not benchmark to any specific percentile, but rather exercised its business judgment and discretion to make a subjective determination after considering this information. The peer group used in this analysis is the same peer group that we consider in connection with our analysis and determination of the total compensation packages for our executives, at the time Nanometrics entered into the agreement with the individual executive officer.

After considering industry practices and reviewing the policies and practices of the companies in our peer group, the Compensation Committee determined that our severance and benefits agreements are necessary and appropriate in substance and scope to provide competitive compensation to the types of individuals that Nanometrics desires to attract, hire and retain. The Compensation Committee also believes that these agreements are consistent with our overall compensation philosophy. The Compensation Committee periodically monitors industry practice in this area to ensure that these agreements remain consistent with industry practice and our overall compensation philosophy of offering competitive compensation to preserve our ability to attract and retain key executives.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers both tax and accounting related implications as they apply and as they evolve.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain executive officers, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation, including compensation that will be payable in the future under our Executive Performance Bonus Plan which was approved by stockholders in 2012. We believe that compensation paid under the management long-term equity incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for our executive officers.

Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control of Nanometrics and that Nanometrics could lose an income tax deduction for such payments. We have not provided any executive with a tax “gross up” or other reimbursement for tax amounts the executive might be required to pay under Section 4999 or Section 280G of the Internal Revenue Code as the Compensation Committee determined that this was not consistent with best practices.

Section 409A of the Internal Revenue Code imposes additional taxes and interest on underpayments in the event that an executive defers compensation under a compensation plan that does not meet the requirements of Section 409A. We believe that we are operating in good faith compliance with Section 409A and have structured our compensation and benefits programs and individual arrangements in a manner intended to comply with the requirements thereof.

Risks Associated With Compensation Plans

In 2015, the Compensation Committee determined that our compensation policies and practices for our employees are not reasonably likely to cause employees to take risks that would have a material adverse effect on the company.

Results of 2015 Shareholder Advisory Vote to Approve Executive Compensation

At our 2013, 2014 and 2015 annual meetings of stockholders, we requested our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our executive officers as reported in the proxy statements for those annual meetings. Our stockholders expressed substantial support for our executive compensation, with approximately 97.8%, 96.1% and 95.1%, respectively, of the shares present and entitled to vote voting for approval of the “say-on-pay” advisory vote approving our executive compensation. Because of the high level of support expressed by our stockholders for the executive compensation, the Compensation Committee has continued to apply a similar approach for executive compensation decisions and policies.

Clawback Policy

We have established a clawback policy. This policy provides that in the event of a material restatement of our consolidated financial statements resulting from fraud or intentional misconduct by any Section 16 officer who has either erroneously been awarded or paid a greater amount of incentive compensation than he or she would have received had the financial statements been fairly stated, the Board or its designated committee has the discretion to direct that the company either recoup or cancel payment, though not forced, of all or a portion of the excess of performance-based cash or equity compensation to the Section 16 officer(s). This clawback policy is effective for compensation awarded or paid after implementation of the policy and applies to current Section 16 officers as well as those who terminate after the clawback program has been approved by the Board. The covered period is the three-year period preceding the effective date for which it is determined that a restatement is required.

2015 Summary Compensation

The following table sets forth the compensation for the past three fiscal years for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our other executive officers during fiscal 2015, all of whom are collectively referred to as the “named executive officers.” Ms. Janet Taylor became our General Counsel in July 2015.

	Summary Compensation Table

	Fiscal Year 2015

	Year	Salary ($)		Stock Awards(1),(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total ($)
Dr. Timothy J. Stultz	2015	$493,204		$1,817,800	$—	$468,702	$26,002	$2,805,708
President, Chief	2014	$479,000		$1,596,300	$—	$593,960	$27,767	$2,697,027
Executive Officer and Director	2013	$465,000		$951,000	$542,106	$76,725	$23,677	$2,058,508

Jeffrey Andreson	2015	$330,000		$179,200	$—	$188,100	$5,830	$703,130
Chief Financial	2014	$86,308		$578,000	$—	$75,000	$—	$739,308
Officer

Janet Taylor	2015	$124,615	(5)	$276,800	$—	$60,995	$5,460	$467,870
General Counsel

Dr. S. Mark Borowicz	2015	$291,871		$161,280	$—	$151,110	$5,545	$609,806
Sr. VP, Product and
Field Operations

Kevin Heidrich	2015	$254,791		$161,280	$—	$105,742	$5,317	$527,130
Sr. VP, Applications and
Strategy

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of equity awards granted for financial statement reporting purposes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The assumptions used to calculate the value of the options, RSUs and/or PSUs are set forth under Note 13 of the Notes to Consolidated Financial Statements included in Nanometrics' Annual Report on Form 10-K for the fiscal year ended December 26, 2015, filed with the SEC on February 24, 2016.  The amount with respect to PSUs is also based on the probable outcome of the satisfaction of the performance conditions; the grant date fair value assuming satisfaction of the performance conditions is $734,000.

(2)

For fiscal year 2015, the Board of Directors awarded Drs. Stultz and Borowicz, Messrs. Andreson and Heidrich, RSUs in the amount of 40,000, 9000, 10,000 and 9,000, respectively at the grant date fair value of $17.92 per share on February 24, 2015. Ms. Taylor received an award of 20,000 RSUs at the grant date value of $13.84 per share on August 28, 2015. All such RSUs vest annually over three years from the grant date. The Board of Directors awarded Dr. Stultz PSUs in the amount of 40,000 at the grant date fair value of $18.35 per share on March 18, 2015. All PSUs vest annually over three years on February 24 of each year subject to attainment of certain stock performance metrics

(3)	Amounts reflected for each fiscal year are those earned, but not paid until the following fiscal year, under our executive performance bonus programs.
(4)

Fiscal 2015 amounts represent additional compensation for the named executive officers as follows: Dr. Stultz received reimbursements under our Executive Health Care Plan in the amount of $6,802, an employer 401(k) match in the amount of $4,800 and a car allowance in the amount of $14,400. Mr. Andreson received $1,210 through our Executive Health Care Plan, and an employer 401(k) match of $4,620. Ms. Taylor received reimbursements under our Executive

Health Care Plan in the amount of $660 and an employer 401(k) match of $4,800. Dr. Borowicz received $1,945 under our Executive Health Care Plan and an employer 401(k) match of $3,600. Mr. Heidrich received $1,717 under our Executive Health Care Plan and an employer 401(k) match of $3,600.

2015 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards during the 2015 fiscal year that ended December 26, 2015, to each of the named executive officers.

Grants of Plan-Based Awards For Fiscal Year 2015

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					All Other Stock Awards:
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair value Of Stock And Options Awards ($)(3)
Dr. Timothy J. Stultz	2/24/2015		$—	$493,370	$986,740
	2/24/2015	(2)				40,000	$716,800
	3/18/2015	(3)				60,000	$1,101,000

Jeffrey Andreson	2/24/2015		$—	$198,000	$396,000
	2/24/2015	(2)				10,000	$179,200

Janet Taylor	8/28/2015		$—	$60,750	$121,500
	8/28/2015	(2)				20,000	$276,800

Dr. S. Mark Borowicz	2/24/2015		$—	$146,000	$292,000
	2/24/2015	(2)				9,000	$161,280

Kevin Heidrich	2/24/2015		$—	$114,750	$229,500
	2/24/2015	(2)				9,000	$161,280

(1)	Reflects awards under our 2015 Executive Performance Bonus Plan as described under "Compensation Discussion and Analysis".
(2)	Restricted stock units vest in equal annual installments over a three-year period.
(3)	PSUs vest in equal annual installment over a three-year period subject to achievement of certain metrics.
(4)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of equity awards granted for financial statement reporting purposes, as determined pursuant to ASC Topic 718. The assumptions used to calculate the value of the RSUs and PSUs are set forth under Note 13 of the Notes to Consolidated Financial Statements included in Nanometrics' Annual Report on Form 10-K for the fiscal year ended December 26, 2015, filed with the SEC on February 24, 2016.  The amount with respect to PSUs (granted to Dr. Stultz in 2015) is also based on the probable outcome of the satisfaction of the performance conditions: the grant date fair value assuming satisfaction of the performance conditions is $734,000

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our 401(k) savings plan allows employees to contribute up to 100% of their annual compensation to the plan on a pre-tax or after-tax basis, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The plan provides a 20% match by Nanometrics of all employee contributions.

In the 2015 fiscal year, all corporate officers and non-employee directors were eligible to participate in a Nanometrics self-funded Executive Reimbursement Plan (currently administered by Benefit and Risk Management Services). This plan is intended to supplement our basic health plan by reimbursing expenses that are not covered by our health plan. Dr. Stultz is also entitled to a car allowance. Attributed costs of the perquisites described above for the named executive officers for the fiscal year ended December 26, 2015, are included in the “Summary Compensation Table.” All such perquisites are taxable to the executive and included as a portion of such executive’s wages.

Outstanding Equity Awards at Fiscal 2015 Year End

The following table sets forth the number of shares covered by both stock options and stock awards held by each of the named executive officers at the end of the fiscal year which ended December 26, 2015.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Number of Shares or Units	Market Value of Shares or Units
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	of Stock that have not Vested (#)	of Stock That have Not Vested ($)(1)
Dr. Timothy J. Stultz	3/18/2015 (6)					40,000	$631,600
	2/24/2015 (2)					40,000	$631,600
	3/6/2014 (2)					56,666	$894,756
	3/12/2013 (2)					20,000	$315,800
	3/12/2013 (3)	41,250	18,750	$15.85	03/12/2020
	2/17/2012 (3)	47,916	2,084	$19.03	02/17/2019
	11/16/2010 (3)	114,166	—	$11.37	11/16/2017
	11/17/2009 (4)	45,834	—	$13.08	11/17/2016

Jeffrey Andreson	2/24/2015 (2)					10,000	$157,900
	11/9/2014 (5)					26,666	$421,056

Janet Taylor	8/28/2015 (2)					20,000	$315,800

Dr. S. Mark Borowicz	2/24/2015 (2)					9,000	$142,110
	5/19/2014 (2)					4,000	$63,160
	5/20/2013 (2)					4,666	$73,676
	5/20/2013 (2)	4,375	3,125	$14.34	5/20/2013

Kevin Heidrich	2/24/2015 (2)					9,000	$142,110
	5/19/2014 (2)					5,333	$84,208
	3/15/2013 (2)					2,666	$42,096
	10/10/2012 (3)	4,062	938	$12.98	10/10/2019
	03/21/2011 (3)	30,000	—	$16.70	03/21/2018
	04/19/2010 (3)	7,000	—	$10.46	04/19/2017
	09/03/2009 (3)	20,000	—	$7.50	09/03/2016

(1)	The closing market price of Nanometrics common stock on December 24, 2015, the last trading day of our 2015 fiscal year, was $15.79 per share.
(2)	Restricted stock units vest annually over three years on each anniversary of the grant date.
(3)	Options vest in equal monthly installments over a total of four years and have a term of seven years.
(4)	Options vested in equal monthly installments over a total of three years and have a term of seven years.
(5)	Restricted stock units vest annually over three years on each anniversary of Mr. Andreson's hire date.
(6)	Performance stock units vest annually, subject to stock performance metrics, over three years on each anniversary of February 24, 2015.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during the 2015 fiscal year that ended December 26, 2015.

Option Exercises and Stock Vested For Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Dr. Timothy J. Stultz	33,334(1)	$495,010	55,000(3)	$971,250
Jeffrey Andreson	—	—	13,334(7)	$172,409
Janet Taylor	—	—	—	—
Dr. S. Mark Borowicz	—	—	6,667(4)(7)	$115,586
Kevin Heidrich	10,000(2)	$109,800	5,334(5)(6)	$89,905

(1)	Represents the following option exercises by Dr. Stultz:

Exercise Date	Number of Shares	Exercise Price	Sale Price	Value Realized on Sale
8/11/2015	11,111	$0.98	$14.53	$150,554
5/19/2015	11,112	$0.98	$15.65	$163,013
2/17/2015	11,111	$0.98	$17.31	$181,443
	33,334			$495,010

(2)	Mr. Heidrich exercised 10,000 shares on September 21, 2015, at an exercise price of $2.38, at a sales price of $13.36, for a value realized on sale of $109,800.

(3)

Consists of 6,666 RSUs released on February 17, 2015 (the fair market value was $17.31 per share on that date) 28,334 RSUs released on March 6, 2015 (the fair market value was $17.55 per share on that date), and 20,000 RSUs released on March 12, 2015 (the fair market value was $17.93 per share on that date)

(4)	Includes 4,667 RSUs released on March 14, 2015. The fair market value was $18.06 per share on that date.
(5)	Includes 2,667 RSUs released on March 15, 2015. The fair market value was $18.06 per share on that date.
(6)	Includes 2,000 and 2,667 RSUs released on May 19, 2015, to Dr. Borowicz and Mr. Heidrich, respectively. The fair market value was $15.65 per share on that date.
(7)	Consists of RSUs released on September 22, 2015. The fair market value was $12.93 per share on that date.

Employment Contracts and Termination of Employment and Change‑in‑Control Arrangements

In September 2014, Nanometrics entered into an employment agreement with Mr. Jeffrey Andreson which provided for a base salary of $330,000, an annual incentive target bonus of 55% of base salary, a 2014 target bonus of $75,000, the grant of an RSU to acquire 40,000 shares of our common stock, and stipulated that in the event that Mr. Andreson’s employment is terminated by Nanometrics without cause and not in connection with a change of control on or before the one-year anniversary of his hire date (September 22, 2014), he would be entitled to an amount equivalent to one year’s base salary in a one-time lump sum payment. In the event of Mr. Andreson’s termination without cause or resignation for good reason within 12 months of a change of control, he would have been entitled to further benefits.

Nanometrics entered into severance benefits and change in control severance benefits agreements (the “Severance Agreements”) with each of Dr. Timothy Stultz, Jeffrey Andreson, Dr. S. Mark Borowicz, Kevin Heidrich and with Janet Taylor in May 2015 (July 2015 with respect to Janet Taylor when she was hired). These Severance Agreements supersede the prior severance benefit arrangements with these executive officers in their entirety, if any. The general severance benefits will become payable under the Severance Agreements in the event of the executive officer’s termination without cause or resignation for good reason which occurs other than on or within 12 months following a qualifying change in control event. With respect to Dr. Stultz, Mr. Andreson and Ms. Taylor, the general severance benefits consist of 12 months of base salary continuation and COBRA premium benefits, and with respect to Mr. Stultz an additional lump sum payment of 100% of his annual target bonus. With respect to Dr. Borowicz and Mr. Heidrich, the general severance benefits consist of six months of base salary continuation and COBRA premium benefits.

The change in control severance benefits will become payable under the severance agreements in the event that (i) a qualifying change in control event occurs and (ii) the executive’s termination without cause or resignation for good reason occurs within the period commencing on and ending 12 months following the qualifying change in control event. With respect to Dr. Stultz, the change in control severance benefits consist of (i) a lump sum payment of 18 months base salary and 100% of his annual target bonus, (ii) 18 months of COBRA premium benefits, and (iii) full acceleration of the vesting and exercisability of all then outstanding equity awards will generally apply. With respect to Mr. Andreson, Ms. Taylor, Dr. Borowicz and Mr. Heidrich, the change in control severance benefits consist of (i) a lump sum payment of 12 months base salary and 100% of the annual target bonus, (ii) 12 months of COBRA premium benefits, and (iii) full acceleration of the vesting and exercisability of all then outstanding equity awards will generally apply.

For purposes of the severance agreements, a qualifying change of control event generally includes any of the following events: (i) an acquisition by any person, entity or group of the beneficial ownership of securities of Nanometrics representing more than fifty percent of the total voting power of Nanometrics’ then outstanding securities; (ii) a change in a majority of the members constituting the Board within a two year period that is not approved by a majority of the incumbent Board members, (iii) a merger or consolidation involving Nanometrics and, immediately after the consummation of such transaction, the stockholders of Nanometrics immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent of the combined outstanding voting power of the surviving or resulting entity; and (iv) a sale, lease or other disposition of all or substantially all of the assets of Nanometrics.

Payment of general severance benefits or change in control severance benefits, as applicable, is in all cases conditioned upon the executive officer providing a timely and effective release of claims against Nanometrics and the executive officer’s ongoing compliance with the non-competition, non-solicitation and other requirements set forth in the severance agreements.

In addition, under the terms of our 2005 Equity Incentive Plan, in the event of a merger or change in control in which outstanding stock options or restricted stock units held by the named executive officers are not assumed or substituted with stock options or restricted stock units of the surviving company, such awards will vest and become fully exercisable or payable.

Termination of Employment and Change-in-Control Potential Payouts

The table below estimates amounts payable upon a separation as if the individuals were separated on December 26, 2015, which was the last day of our 2015 fiscal year.

		Not in connection with Change in Control	In Connection with Change in Control
		Termination Without Cause/Good Reason ($)	Termination Without Cause For Good Reason Or Due to Disability or Death ($)
Timothy J. Stultz	Severance pay	$493,000	$739,500
	Equity vesting acceleration(1)	—	2,473,756
	Bonus	493,000	493,000
	Health care benefits continuation	21,293	31,940
		$1,007,293	$3,738,196
Jeffrey Andreson	Severance pay(2)	$330,000	$330,000
	Equity vesting acceleration(1)	—	578,956
	Bonus	—	198,000
	Health care benefits continuation	21,293	21,293
		$351,293	$1,128,249
Janet Taylor	Severance pay	$270,000	$270,000
	Equity vesting acceleration(1)	—	315,800
	Bonus	—	121,500
	Health care benefits continuation	11,364	11,364
		$281,364	$718,664
S. Mark Borowicz	Severance pay	$146,000	$292,000
	Equity vesting acceleration(1)	—	283,477
	Bonus	—	146,000
	Health care benefits continuation	14,935	29,870
		$160,935	$751,347
Kevin Heidrich	Severance pay	$127,500	$255,000
	Equity vesting acceleration(1)	—	271,050
	Bonus	—	114,750
	Health care benefits continuation	14,935	29,870
		$142,435	$670,670

(1)

Represents the estimated potential incremental value of additional stock options and restricted stock units that would have vested for our named executive officers as of December 26, 2015. For stock options, the value is based on the difference between the aggregate exercise price of all accelerated options and the aggregate market value of the underlying shares as of December 26, 2015, calculated based on the closing market price of our stock on December 24, 2015, the last trading day of our fiscal year ($15.79 per share). Accelerated restricted stock unit award value is calculated by multiplying the number of accelerated shares by the closing price of our stock on December 24, 2015 ($15.79 per share).

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into Nanometrics Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015.

The Compensation Committee

Edward J. Brown Jr., Chairman
Thomas Bentley.
Christine Tsingos

[1]

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, other than the company’s Annual Report on Form 10 K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

During the 2015 fiscal year, non-employee directors received an annual retainer fee of $50,000. In addition, the Chairman of the Board, Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Committee Chairman received an incremental $30,000, $20,000, $20,000 and $10,000 annual retainer, respectively, for serving in such capacities. Committee members, other than the chairpersons, received an incremental $10,000 annual retainer for service on the Audit or Compensation Committee and an incremental $7,500 annual retainer for service on the Nominating and Governance Committee. All retainer fees are paid annually, as of the date of our annual stockholders meeting, and in advance of the provision of services to which the retainer relates.

Non-employee directors are also eligible to participate in our 2005 Equity Incentive Plan, and in fiscal year 2015, each such director received equity incentives, issued in restricted stock units, valued at $100,000. We calculated the value of such equity incentives using the 30-day average of the closing market price of our stock on the NASDAQ Stock Market as of the date of our annual stockholders meeting. These awards vest on the earlier of the first anniversary date of the grant or the date of the next annual meeting of stockholders.

Any new non-employee director will be eligible to receive equity incentives valued at $100,000 issued in restricted stock units and pro-rated to reflect the amount of time served before the next annual meeting of stockholders.

If a director ceases to serve as a member of Nanometrics’ Board, a portion of the fees shall be refunded and equity awards shall be forfeited on a pro-rated basis.

Non-employee directors are eligible to participate in Nanometrics’ self-funded Executive Reimbursement Plan, which is intended to supplement our basic health plan by reimbursing expenses that are not covered by our health plan. All such reimbursements are considered taxable income to our non-employee directors.

2015 Director Compensation

The following table sets forth information regarding the compensation for each of our non-employee directors for the 2015 fiscal year that ended December 26, 2015. Nanometrics’ non-employee director compensation program for the 2015 fiscal year comprised: (a) cash compensation, consisting of annual retainer fees, additional fees for chairing Board committees, additional fees for serving as a committee member and (b) equity compensation, consisting of restricted stock units. Each of these components is detailed below.

Director Compensation Table For Fiscal Year 2015

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1),(2)	All Other Compensation ($)(3)	Total ($)
Bruce C. Rhine (4)	$100,000	$100,004	$2,206	$202,210
J. Thomas Bentley (5)	$70,000	$100,004	$7,268	$177,272
Edward Brown Jr. (6)	$77,500	$100,004	$—	$177,504
Mr. Christopher Seams (7)	$50,625	$70,695	$—	$121,320
Ms. Christine Tsingos (8)	$80,000	$100,004	$—	$180,004

(1)

Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the aggregate grant date fair value calculated for financial statement reporting purposes, as determined pursuant to Accounting Standards Codification ("ASC") Topic 718, but excluding the effect of any estimated forfeitures. The assumptions used to calculate the value of awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in Nanometrics' Annual Report on Form 10-K for fiscal 2015 filed with the SEC on February 24, 2016.

(2)

On May 19, 2015, each non-employee director, except Mr. Seams, received a restricted stock unit award in the amount of 6,223 shares of common stock. All RSUs vest one year from the first anniversary date of said award. The fair market value for these RSUs was $16.07 per share on the date of grant. On August 28, 2015, the date he joined the Board of Directors, Mr. Seams received a restricted stock unit award in the amount of 5,108 shares of common stock. These RSUs vest on the anniversary of the 2015 Annual Board Meeting. The fair market value for these RSUs was $13.84 per share on the date of grant.

(3)	Representing health care reimbursements extended to Directors.
(4)	At December 26, 2015, Mr. Rhine had 112,022 outstanding options to purchase shares of common stock and 6,223 unvested restricted stock units.
(5)	At December 26, 2015, Mr. Bentley had 14,066 outstanding options to purchase shares of common stock and 6,223 unvested restricted stock units.
(6)	At December 26, 2015, Mr. Brown had 6,223 unvested restricted stock units.
(7)	At December 26, 2015, Mr. Seams had 5,108 unvested restricted stock units.
(8)	At December 26, 2015, Ms. Tsingos had 6,223 unvested restricted stock units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2015 fiscal year, the Compensation Committee consisted of Stephen G. Newberry (Chair), J. Thomas Bentley, and Edward J. Brown Jr. until May 2015, after which it consisted of Edward J. Brown Jr. (Chair), J. Thomas Bentley and Christine A. Tsingos. Mr. Newberry did not stand for re-election in 2015. None of Nanometrics’ executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Nanometrics’ Board or Compensation Committee.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that Nanometrics solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay” vote, every year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with this policy, this year we are again requesting our stockholders to approve an advisory resolution on Nanometrics’ executive compensation as reported in this Proxy Statement, and as required by Section 14A(a)(1) of the Exchange Act. This vote is not intended to address any specific item of compensation, but the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described more fully in the Compensation Discussion and Analysis section and other compensation-related disclosures in the proxy statement, consistent with its compensation philosophy and pay-for-performance principles, Nanometrics’ executive compensation program has been designed to provide competitive compensation packages that enable Nanometrics to attract and retain talented executives, motivate executive officers to achieve Nanometrics’ short- and long-term business strategies and objectives, and align the interests of executives with those of stockholders, and are consistent with current market practices and good corporate governance principles.

We encourage you to read the Compensation Discussion and Analysis, compensation tables and related narrative discussion in this Proxy Statement.

The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our recent and long-term success.

In accordance with Section 14A of the Exchange Act, as a matter of good corporate governance, and in accordance with the policy adopted by the Board of Directors to provide an annual “say-on-pay” advisory vote, we are asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of Nanometrics approve, on an advisory basis, the compensation of Nanometrics’ named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for Nanometrics’ 2016 Annual Meeting of Stockholders.

This advisory, “say-on-pay” resolution is non-binding on Nanometrics, the Compensation Committee and the Board of Directors. Although this resolution is non-binding, the Compensation Committee and the Board of Directors value the opinions that stockholders express in their votes and in any additional dialogue, and will review and consider the outcome of the vote and those opinions when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF 2003 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE

The Board of Directors is asking the stockholders to approve an amendment and restatement of our 2003 Employee Stock Purchase Plan (the “2003 Stock Plan”) to increase by 500,000 shares (from 1,950,000 shares to 2,450,000 shares) the number of shares of the company’s common stock reserved for issuance under the 2003 Stock Plan.

The 2003 Stock Plan is an employee benefit program that enables qualified employees of the company and its designated subsidiaries to purchase shares of the company’s common stock through payroll deductions without incurring broker commissions. The purposes of the 2003 Stock Plan are to assist qualified employees of the company and certain designated subsidiaries in acquiring a stock ownership interest in the company and to encourage them to remain in the employ of the company and its subsidiaries. The 2003 Stock Plan is intended to qualify for favorable federal income tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

We believe that the 2003 Stock Plan provides a valuable opportunity for employees to acquire an ownership interest in the company and provides stockholder value by aligning employee and stockholder interests. We rely on equity incentives to attract and retain our employees, and we believe that such incentives are essential to our long-term growth and future success. The proposed share increase will ensure that a sufficient reserve of common stock remains available under the 2003 Stock Plan to allow us to continue to provide equity incentives to our employees on a competitive level.

Should our stockholders fail to approve the amendment and restatement of the 2003 Stock Plan, it will continue to remain in effect in accordance with its current terms. However, because only 282,460 shares of our common stock remained available for issuance under the 2003 Stock Plan as of March 30, 2016, our ability to use this form of equity-based compensation to attract, retain and motivate our employees in what is a very competitive hiring environment would be constrained.

The 2003 Stock Plan, as amended and restated, is attached to this proxy statement as Appendix 1 and is incorporated herein by reference. The following description of the 2003 Stock Plan, as amended and restated, is a summary of certain important provisions and does not purport to be a complete description of the 2003 Stock Plan. Please see Appendix 1 for more detailed information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2003 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE.

Description of the 2003 Stock Plan

Shares Subject to the Plan. 1,950,000 shares of Common Stock are authorized for issuance under the 2003 Stock Plan. The Board of Directors is seeking stockholder approval to add 500,000 additional shares to the 2003 Stock Plan, for a total of 2,450,000 shares of Common Stock. As of March 30, 2016, 282,460 shares remained available for issuance under the 2003 Stock Plan.

Administration. The 2003 Stock Plan may be administered by the Board of Directors or a committee of the Board of Directors designated by the Board of Directors (the “Administrator”). The Administrator has the authority to administer and interpret the 2003 Stock Plan and to make such rules and regulations as it deems necessary to administer the 2003 Stock Plan.

Eligible Employees. To participate in the 2003 Stock Plan, an individual employee must: (i) customarily work at least twenty hours per week, and (ii) customarily work more than five months in any calendar year. An employee is not eligible to participate or continue participation in the 2003 Stock Plan if the employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the company or any subsidiary. Non-employee directors of the company are not eligible to participate in the 2003 Stock Plan. As of March 30, 2016, approximately 500 employees of the company and its designated subsidiaries are eligible to participate in the 2003 Stock Plan.

For purposes of the 2003 Stock Plan, “designated subsidiary” includes all subsidiaries of the company designated by the Administrator as eligible to participate in the 2003 Stock Plan.

Stock Purchases. The 2003 Stock Plan is divided into six-month offering periods. Currently, the first offering period of each fiscal year begins on the first trading day of January and terminates on the last trading day of June. The second offering period of each fiscal year begins on the first trading day of July and terminates on the last trading day of December. For purposes of the 2003 Stock Plan, “trading day” means a day on which national stock exchanges and the NASDAQ Stock Exchange are open for trading. Subject to the limitations set forth in the 2003 Stock Plan, the Administrator has the authority to establish offering periods of alternative lengths and to establish different commencing and ending dates for such offering periods. During each offering period, participating employees accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than 1% or more than 10% of such participant’s base pay during each payroll period in the offering period.

At the end of each offering period, the purchase price is determined and the participating employees’ accumulated funds are used to purchase the appropriate number of shares of common stock. Under the 2003 Stock Plan, no participant may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the date the option is granted) during any calendar year. In addition, the 2003 Stock Plan limits the number of shares of common stock that may be purchased by any one employee during each offering period to 4,000 shares and limits the aggregate number of shares of common stock that may be purchased under the 2003 Stock Plan in a given offering period to 200,000 shares.

Purchase Price. The purchase price per share of common stock is 85% of the lesser of (i) the fair market value of the common stock on the first day of an offering period and (ii) the fair market value of the common stock on the last day of an offering period, unless the Plan Administrator establishes a higher percentage for a future offering period. For purposes of the 2003 Stock Plan, “fair market value” means the closing price of the common stock on the NASDAQ Stock Market for such day. On March 30, 2016, the closing trading price for the company’s common stock was $15.68.

Effect of Termination of Employment. A participant is not eligible to continue his or her participation in the 2003 Stock Plan in the event of termination of employment for any reason. If termination occurs on or prior to the last business day of an offering period, the balance in the participant's account will be paid to the participant or to his or her estate or designated beneficiary. Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the 2003 Stock Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, other than by will or the laws of descent and distribution.

Changes in Capitalization. The maximum number of shares of the common stock which will be made available for sale under the 2003 Stock Plan, the maximum number of shares each participant may purchase per offering period, the maximum number of shares that all participants may purchase per offering period, and the price per share and the number of shares of common stock covered by each option under the 2003 Plan which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the company.

Change in Control. In the event of certain mergers or consolidations, changes in the composition of the Board of Directors or acquisition by another corporation of all or substantially all of the company’s assets, the rights to purchase shares under the 2003 Stock Plan will be assumed or equivalent rights substituted by the successor corporation, or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for such rights or in the event of a dissolution or liquidation of the company, the offering period during which a participant may purchase stock will be shortened and a new exercise date shall be set. The new exercise date will be on a day preceding the effective date of such event.

Amendment of the 2003 Stock Plan. The Administrator has the power to amend or terminate the 2003 Stock Plan, provided that amendments will also require stockholder approval if necessary to comply with Code Section 423 or any other applicable law or regulation.

Term of the Plan. The 2003 Stock Plan will continue in effect until terminated by the Administrator.

Federal Income Tax Consequences

The company intends that the 2003 Stock Plan qualify as an “employee stock purchase plan” under Code Section 423. The following discussion is only a brief summary of the material federal income tax consequences to the company and the participating employees in the United States in connection with the 2003 Stock Plan. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee or any employee who is subject to taxation outside the United States. The discussion is based on the Code, applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion also does not address the consequences of state or local tax laws. Participants are urged to consult their tax advisers regarding the consequences of participation in the 2003 Stock Plan (including state, local or foreign consequences) based on their particular circumstances.

Under the Code, the company is deemed to grant participants an “option” on the first day of each offering period to purchase as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the purchase price is determined and the participant is deemed to have exercised the “option” and to have purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price on the last day of the offering period.

The amounts deducted from a participating employee’s compensation pursuant to the 2003 Stock Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering period or when the employee purchases shares of Common Stock pursuant to the 2003 Stock Plan.

The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the 2003 Stock Plan is the later of (i) two years after the deemed “option” is granted (the first day of the relevant offering period), and (ii) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of the relevant offering period). When the Common Stock is disposed of after this period, or after the employee's death if the employee dies while holding the Common Stock (a “qualifying disposition”), the employee (or in the case of death the employee's estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the purchase price and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the purchase price. The purchase price is generally equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the Common Stock acquired under the 2003 Stock Plan (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee generally will recognize ordinary income to the extent of the difference between the purchase price for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of Common Stock acquired under the 2003 Stock Plan as ordinary income, the company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition of Common Stock acquired under the 2003 Stock Plan, the amount of income that the employee must report as ordinary income generally qualifies as a business deduction for the company for the year of such disposition, subject to the limitations imposed under the Code.

Plan Benefits

Because participation in the 2003 Stock Plan is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the 2003 Stock Plan, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the 2003 Stock Plan. Non-employee directors are not eligible to participate in the 2003 Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the common stock that may be issued under all of our existing equity compensation plans as of December 26, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation plans approved by security holders	918,373	$19.41	1,950,589
Equity compensation plans not approved by security holders (1)	141,098	$16.66
Total	1,059,471	$14.61	1,950,589

(1) Represents the 2002 Non-Statutory Stock Plan, which was adopted without the approval of security holders. This Plan provides for the grant of non-statutory stock options to employees and service providers at grant prices equal to the fair market value on the date of grant, with an expiration date not to exceed 10 years from the grant date.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the consolidated financial statements of Nanometrics for the fiscal year ending December 31, 2016.

Approval by the stockholders of the selection of the independent registered public accounting firm is not required, but the Audit Committee believes it is desirable as a matter of good corporate governance to submit this matter to the stockholders. If the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter at the annual meeting do not ratify the appointment of PricewaterhouseCoopers LLP as Nanometrics’ independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee will consider whether it should select another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

The following table summarizes the aggregate fees that we paid or expect to pay our independent registered public accounting firm, PricewaterhouseCoopers LLP, for the 2015 and 2014 fiscal years.

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$993,000	$1,142,756
Tax Fees (2)	17,900	19,885
All Other Fees (3)	1,800	1,800
Total	$1,012,700	$1,164,441

(1)	Fees to PricewaterhouseCoopers LLP in 2015 and 2014 for audit services consist of:
•	Audit of our annual financial statements including management’s assessment of internal controls over financial reporting;
•	Reviews of our quarterly financial statements; and
•	Statutory and regulatory audits, consents and other services.
(2)	These fees comprised tax services for UK tax filings.
(3)	Paid to PricewaterhouseCoopers LLP for accounting research and database tool.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accountants and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval Policy

Pursuant to our Audit Committee charter, our Audit Committee must pre-approve all audit and permissible non-audit services, and the related fees, provided to us by our independent registered public accounting firm, or subsequently approve permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Securities and Exchange Commission. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members. Accordingly, the Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers LLP, during the year ended December 26, 2015, and has concluded that the provision of these services is compatible with the accountants’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS NANOMETRICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nanometrics stockholders will be “householding” Nanometrics’ proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Nanometrics.  Direct your written request to Investor Relations Department, Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035 or contact Investor Relations at 408-545-6000.  Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bruce C. Rhine
Bruce C. Rhine
Chairman of the Board of Directors

Milpitas, California

April 4, 2016

A copy of Nanometrics' Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 26, 2015, is available without charge upon written request to: Investor Relations Department, Nanometrics, Incorporated, 1550 Buckeye Drive, Milpitas, California 95035.

APPENDIX 1

NANOMETRICS INCORPORATED

AMENDED AND RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2003 Employee Stock Purchase Plan of Nanometrics Incorporated.

1.

Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of that section of the Code.

2.	Definitions.
(a)	“Administrator” shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.
(b)	“Board” shall mean the Board of Directors of the Company.
(c)	“Change of Control” shall mean the occurrence of any of the following events:
(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)

The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv)

A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors.  “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(e)	“Common Stock” shall mean the Common Stock of the Company.
(f)	“Committee” means a committee of the Board appointed by the Board in accordance with Section 14 hereof.
(g)	“Company” shall mean Nanometrics Incorporated, a Delaware corporation.
(h)

“Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(i)	“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
(j)	“Director” shall mean a member of the Board.
(k)

“Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(l)	“Enrollment Date” shall mean the first day of each Offering Period.
(m)	“Exercise Date” shall mean the last day of each Offering Period.
(n)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, or;

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
(o)

“Offering Periods” shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day of May and terminating on the last Trading Day of October, approximately six months later, and (ii) commencing on the first Trading Day of November and terminating on the last Trading Day of April of the following year, approximately six months later.  The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(p)	“Plan” shall mean this Amended and Restated 2003 Employee Stock Purchase Plan.
(q)

“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(r)	“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(s)	“Trading Day” shall mean a day on which national stock exchanges are open for trading.
3.	Eligibility.
(a)	Offering Periods. Any Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan.
(b)

Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.

Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of May and the first Trading Day of November, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.

Participation.  An Eligible Employee may become a participant in the Plan by completing a subscription agreement in the form of Exhibit A authorizing payroll deductions to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

6.	Payroll Deductions.
(a)

At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1.0%) and not exceeding ten percent (10.0%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period.  A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)

Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c)

All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(d)

A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

(e)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(f)

At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7.

Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that, subject to any adjustment pursuant to Section 19, (i) an Eligible Employee shall not be permitted to purchase during each Offering Period more than 4,000 shares of the Company’s Common Stock and (ii) all Eligible Employees participating in a single Offering Period shall not be permitted to purchase more than 200,000 shares in aggregate of the Company’s Common Stock in such Offering Period, and provided further that each such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof.  The Eligible Employee may accept the grant of such option by turning in a completed and signed subscription agreement (in the form attached hereto as Exhibit A) to the Company on or prior to an Enrollment Date.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock that may be purchased during an Offering Period pursuant to this Section 7.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The option shall expire on the last day of the Offering Period.

8.	Exercise of Option.
(a)

Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)

If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, (ii) the number of shares available for sale under the Plan on such Exercise Date, or (iii) the number of shares that may be purchased by Eligible Employees pursuant to Section 7, the Administrator may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date.  The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

9.

Delivery.  As promptly as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in determined by the Administrator.

10.	Withdrawal.
(a)

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan.  All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)

A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.

Termination of Employment.  Upon a participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.  The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.	Stock.
(a)

Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,450,000 shares.

(b)

Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such shares.

(c)	Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
14.

Administration.  The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.	Designation of Beneficiary.
(a)

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)

Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)	All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.
16.

Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.

Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.  Until shares are issued, participants shall only have the rights of an unsecured creditor.

18.

Reports.  Individual accounts shall be maintained for each participant in the Plan.  Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments. Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.
(a)

Changes in Capitalization.  Subject to any required action by the shareholders of the Company, (i) the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, (ii) the maximum number of shares each participant may purchase per Offering Period and the maximum number of shares that all participants may purchase per Offering Period (pursuant to Section 7), and (iii) the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)

Merger or Change of Control.  In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”).  The New Exercise Date shall be before the date of the Company’s proposed merger or Change of Control.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.	Amendment or Termination.
(a)

The Administrator may at any time and for any reason terminate or amend the Plan.  Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders.  Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)

Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
(iii)	allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

21.

Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.

Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.

Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company.  It shall continue in effect until terminated under Section 20 hereof.

NANOMETRICS INCORPORATED
1550 BUCKEYE DRIVE
MILPITAS, CA 95035

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E07756-P76283

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOMETRICS INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Thomas Bentley
02) Edward J. Brown Jr.
03) Bruce C. Rhine
04) Christopher A. Seams
05) Timothy J. Stultz PhD
06) Christine A. Tsingos

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: All directors are up for election and, if elected, will each serve for a term of one year or until his/her respective successor has been duly elected and qualified.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07757-P76283

NANOMETRICS INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2016

The undersigned stockholder(s) of Nanometrics Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2016, and hereby appoints Bruce C. Rhine and Jeffrey Andreson, and each of them, as Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Nanometrics Incorporated to be held on Tuesday, May 24, 2016, at 9:00 a.m., local time, at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, CA 95035 and at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote on the matters set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side